Exhibit 32

CERTIFICATION PURSUANT TO SECTION
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Neenah Paper, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his or her knowledge:

(1)               The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), except that the Company’s independent registered public accountants have informed the Company that they are unable to complete a review of the Condensed Consolidated Financial Statements of the Company as required by Rule 10-01(d) of Regulation S-X promulgated under the Exchange Act; and

(2)               The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Sean T. Erwin	Date:	August 9, 2006
Sean T. Erwin
Chairman of the Board, President and Chief
Executive Officer (Principal Executive Officer)

/s/ Bonnie C. Lind	Date:	August 9, 2006
Bonnie C. Lind
Senior Vice President, Chief Financial Officer
and Treasurer (Principal Financial Officer)

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